MOBIL CORPORATION

                                    By-Laws

                         (As Amended to June 14, 1995)

                                   Article I

                                    OFFICES

Section 1.

  The registered office of the Corporation in the State of Delaware shall be in the City of Dover, County of Kent, State of Delaware.

  The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

                                   Article II

                                  STOCKHOLDERS

Section 1. ANNUAL MEETING.

  The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall each year fix. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of annual meeting.

  The meeting may be adjourned from time to time and place to place until its business is completed.

  At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business,
(c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
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Section 2. SPECIAL MEETINGS.

  Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or on liquidation, special meetings of the stockholders may be called only by the Chairman of the Board, the President, or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

Section 3. STOCKHOLDER ACTION; HOW TAKEN.

  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 4. NOTICE OF MEETING.

  Notice of every meeting of the stockholders shall be given in the manner prescribed by law.

Section 5. QUORUM.

  Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the holders of shares entitled to cast not less than one-third of the votes at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the act of the holders of shares entitled to cast a majority of such votes shall be deemed the act of the stockholders.

  If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

  If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum and all matters shall be determined by a majority of votes cast at such meeting.

Section 6. QUALIFICATION OF VOTERS.

  The Board of Directors (hereinafter sometimes referred to as the "Board") may fix a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time as of which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section 7. PROCEDURE.

  The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

  The Board shall appoint two or more inspectors of election to serve at every meeting of the stockholders at which Directors are to be elected.
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                                  Article III

                                   DIRECTORS

Section 1. NUMBER, ELECTION AND TERMS.

  Except as otherwise fixed pursuant to the provisions of Article 4 of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of Directors shall be fixed from time to time by the Board of Directors but shall not be less than three. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1985, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1986, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

  The term "entire Board" as used in these By-Laws means the total number of Directors which the Corporation would have if there were no vacancies.

  Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 2. NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

  Except as otherwise fixed pursuant to the provisions of Article 4 of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the
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Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 3. REMOVAL

  Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, without cause, only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

Section 4. REGULAR MEETINGS.

  Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine.

Section 5. SPECIAL MEETINGS.

  Special meetings of the Board may be called at any time, at any place and for any purpose by the Chairman of the Board, the President, the Vice Chairman of the Executive Committee (if there be such a committee), or by any officer of the Corporation upon the request of a majority of the entire Board.

Section 6. NOTICE OF MEETING.

  Notice of regular meetings of the Board need not be given.

  Notice of every special meeting of the Board shall be given to each Director at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least twenty-four hours before the meeting by telephone or by being personally delivered, mailed, or telegraphed. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 7. QUORUM.

  Except as may be otherwise provided by law or in these By-Laws, the presence of one-third of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of such quorum shall be deemed the act of the Board.

  Less than a quorum may adjourn any meeting of the Board from time to time without notice.

Section 8. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

  Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
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Section 9. POWERS.

  The business, property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these By-Laws, directed or required to be exercised or done by the stockholders.

Section 10. COMPENSATION OF DIRECTORS.

  Directors shall receive such compensation for their services as shall be determined by a majority of the entire Board provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employers shall not receive any salary or other compensation for their services as Directors.

Section 11. EMERGENCY MANAGEMENT COMMITTEE.

  The Board of Directors, by resolution, may provide for an Emergency Management Committee and appoint members or designate the manner in which membership of the Committee shall be determined. The emergency powers granted hereunder shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. Said Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. It shall act only during such period of attack and so long as the number of Directors able to act shall have been reduced to less than five, and until a Board of Directors has been elected by the stockholders. Such Committee shall meet as promptly as possible after the occurrence of the event herein described which would activate the Committee and at such subsequent time or times as it may designate until a Board of Directors has been duly elected. Such Committee shall as the first order of business elect an Executive Committee from among its members and a chairman thereof, who shall be the chief executive officer of the Corporation. Such Executive Committee shall function in the same manner and possess the same powers as the Executive Committee of the Board of Directors, as provided in Article V of these By-Laws, and shall have as many members as shall be provided by resolution of the Board. Such Committees shall make their own rules of procedure except to the extent otherwise provided by resolution of the Board. A majority of the members of the Committees able to act shall constitute a quorum. The physical presence of a member shall not be required if his vote on an action to be taken can be obtained by available means of communication. Any vacancy occurring in said Committees caused by resignation, death or other incapacity may be filled by a majority of the remaining members of the Emergency Management Committee and any member so chosen shall serve until a Board of Directors has been duly elected.

                                   Article IV

                                    OFFICERS

Section 1. NUMBER.

  The officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be a Chairman of the Board, a President, such number of Vice Chairmen of the Board as the Board may from time to time determine, such number of Vice Presidents as the Board may from time to time determine, a Secretary, a Treasurer and a Controller. The Chairman of the Board shall be the Chief Executive Officer. The Chairman of the Board or, in his absence or if such office be vacant,
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the President or, in his absence or if such office be vacant, a member of the
Executive Committee who is designated by the Board, shall preside at all meetings of the stockholders and of the Board. Any person may hold two or more offices at the same time. The Chairman of the Board, the President and the Vice Chairmen of the Board shall be chosen from among the Board of Directors, but the other officers need not be members of the Board.

Section 2. ADDITIONAL OFFICERS.

  The Board may appoint such other officers, agents and employees as it shall deem appropriate.

Section 3. TERMS OF OFFICE.

  All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 4. DUTIES.

  The officers, agents and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the chief executive officer.

                                   Article V

                              EXECUTIVE COMMITTEE

Section 1. ELECTION.

  At any meeting of the Board, an Executive Committee, composed of the Chairman of the Board, the President, the Vice Chairmen of the Board, if any, and not less than two other members, may be elected by a majority vote of the entire Board to serve until the Board shall otherwise determine. The Chairman of the Board shall be the Chairman of the Executive Committee, and the Vice Chairman of the Board so designated by the Board shall be the Vice Chairman thereof. Members of the Executive Committee shall be members of the Board.

Section 2. POWERS.

  The Executive Committee shall have and may exercise all of the powers of the Board of Directors when the Board is not in session, except that it shall have no power to (a) elect directors or officers; (b) alter, amend or repeal these By-Laws or any resolution or resolutions of the Board of Directors relating to the Executive Committee; (c) declare any dividend or make any other distribution to the stockholders of the Corporation; (d) appoint any member of the Executive Committee; or (e) take any other action which legally may be taken only by the Board.

Section 3. RULES.

  The Executive Committee shall adopt such rules as it may see fit with respect to the calling of its meetings, the procedure to be followed thereat, and its functioning generally.

Section 4. VACANCIES.

  Vacancies in the Executive Committee may be filled at any time by a majority vote of the entire Board.
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                                   Article VI

              INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1.

  The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation, or served any other enterprise as a director, officer or employee at the request of the Corporation.

  For purposes of this Section, service "at the request of the Corporation" shall include, without limitation, (a) service as a director, officer or employee of a majority-owned subsidiary of the Corporation and (b) service by a director, officer or employee of the Corporation or a majority-owned subsidiary of the Corporation (i) as a director or officer of an enterprise in which the Corporation holds, directly or indirectly, an ownership interest, (ii) with respect to an employee benefit plan, when such person's service as a director, officer or employee of the Corporation or a majority-owned subsidiary of the Corporation imposes duties on, or involves services by, such person with respect to such plan, and (iii) as a director, officer or employee of an enterprise other than that referred to in (i) when such person's service as a director, officer or employee of the Corporation or a majority-owned subsidiary of the Corporation imposes duties on, or involves services by, such person with respect to such enterprise.

Section 2. GENERAL.

  The foregoing provisions of this Article VI shall be deemed to be a contract between the Corporation and each director, officer and employee referred to in such provisions who serves in such capacity at any time while this By-Law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

  The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director, officer or employee may be entitled apart from the provisions of this Article.

                                  Article VII

                                      SEAL

Section 1.

  The Corporate seal shall bear the name of the Corporation, the date 1976 and the words "Corporate Seal, Delaware".

                                  Article VIII

                                   AMENDMENTS

Section 1. AMENDMENT OF BY-LAWS.

  Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.
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